[BUNGE GRAPHIC OMITTED]                  CONTACT:   Stewart Lindsay
                                                    Bunge Limited
                                                    1-914-684-3369
                                                    Stewart.Lindsay@Bunge.com






                    Bunge Reports Third Quarter 2005 Results


White Plains, NY - October 27, 2005 - Bunge Limited (NYSE:BG).


  o Financial Highlights

(In millions, except per share data and percentages)

----------------------------------------- ------------------------- ------------- ----------------------------- ------------

                                                Quarter Ended          Percent         Nine Months Ended           Percent
                                            9/30/05       9/30/04      Change       9/30/05         9/30/04        Change
----------------------------------------- ------------ ------------ ------------- -------------- -------------- ------------
Volumes (metric tons)                          30.1         28.9           4%           88.9           82.5            8%
Net sales                                    $6,226       $6,560         (5)%        $17,549        $18,956          (7)%
Total segment operating profit(1)              $151         $313        (52)%           $467           $667         (30)%
Net income                                     $170         $182         (7)%           $381           $364            5%
Earnings per share(2)                         $1.41        $1.53         (8)%          $3.18          $3.22          (1)%
----------------------------------------- ------------ ------------ ------------- -------------- -------------- ------------

Bunge's results included certain gains and charges that may be of interest to investors. These items totaled $43 million, or $0.35 per share, in the quarter ended September 30, 2005; $89 million, or $0.73 per share, in the nine months ended September 30, 2005; $(2) million, or $(0.02) per share in the quarter ended September 30, 2004; and $1 million, or $0.01 per share, in the nine months ended September 30, 2004. Additional information is provided in the attached schedule titled "Additional Financial Information."


----------
(1)Total segment operating profit is the consolidated segment operating profit of Bunge's segments. Total segment operating profit is a non-GAAP measure and is not intended to replace income from operations before income tax and minority interest, the most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including reconciliation to income from operations before income tax and minority interest, is included in the tables attached to this press release.

(2) Earnings per share (EPS) are reported on a fully diluted basis. See Note 1 to the consolidated statements of income attached to this press release for more information.

  o Overview

Alberto Weisser, Bunge's Chairman and Chief Executive Officer stated: "This quarter Bunge faced some significant challenges, particularly in Brazil. We believe these challenges are temporary and that the fundamentals in Brazil remain good. On a global level, market conditions are solid.

"Throughout the year, Brazilian farm economics have been pressured by drought conditions, an appreciating Brazilian real and lower soybean prices due to large U.S. harvests. As a result, farmers have withheld crop sales. This has reduced volumes and affected margins in our agribusiness operations. While fertilizer volumes recovered with the new planting season, margins were negatively affected by raw materials acquired earlier in the year and sold later at stronger real exchange rates. We continue to take steps to address these challenges, including reducing crushing capacity, lowering costs and managing our exposure to the Brazilian real. The USDA predicts large crops in Brazil in 2006. Normal harvests and stable exchange rates, even at current levels, should return both farmers and Bunge to trend line performance.

"Global market fundamentals appear solid and point toward good conditions in 2006. The USDA estimates global demand for both soybean meal and vegetable oil will rise by over 5% in the coming year. Demand for biodiesel is growing rapidly and is benefiting vegetable oil margins, especially in Europe. Large grain and oilseed crops in North America, Argentina and Europe should provide ample commodity supplies.

"Short-term fluctuations in individual markets, usually induced by weather, are to be expected in our business. Fortunately, conditions reset with the next harvest and long-term trends carry on."

  o Third Quarter Results

Agribusiness

Agribusiness results in this quarter were below the third quarter of 2004, which was a period of extraordinarily strong results.

In Brazil, slow farmer selling reduced volumes and pressured margins. Costs increased primarily due to the effects of a stronger Brazilian real on local currency operating costs when translated into U.S. dollars. In the third quarter of 2005, the average real-U.S. dollar exchange rate was R$2.34, compared to R$2.98 in the third quarter of 2004, a 27% appreciation in the value of the real versus the U.S. dollar. North American results, while good, were below last year's high levels. European results benefited from record biodiesel margins. Selling, general and administrative (SG&A) expenses declined due to reduced bad debt expense and lower variable compensation expense. Freight management results declined from last year due to a decrease in ocean vessel freight rates and reduced agribusiness volumes in Brazil.

Fertilizer

Fertilizer results in this quarter were weak despite improved volumes, which increased only in the latter part of the quarter as farmers committed to planting. Results suffered due to higher costs brought on primarily by an appreciating Brazilian real. Local costs were higher when translated into U.S. dollars. Fertilizer raw material inventory purchased earlier in the year in anticipation of strong demand was sold at a stronger real-U.S. dollar exchange rate later in the year, pressuring dollar margins. Delayed sales also increased inventory carrying costs.

Edible Oil Products

Edible oil results improved in Brazil and North America due to higher volumes and strong margins. Results were negatively affected by lower margins and expensive raw materials in Eastern Europe. Costs increased due to higher energy and SG&A expenses. The increase in SG&A expenses compared to the same period in 2004 was due primarily to increased employee costs in Europe related to building a sales force in Russia, the effects of a stronger Brazilian real on local costs when translated into U.S. dollars and higher advertising expenses in Poland.

Milling Products

Wheat milling results benefited from higher volumes and improved product mix in Brazil.

Financial Costs

Interest income decreased primarily due to lower average balances of invested cash. Interest expense increased primarily due to higher average borrowings. Foreign exchange gains in the third quarters of 2005 and 2004 resulted from the appreciation of the Brazilian real compared to the U.S. dollar on the net U.S. dollar-denominated monetary liability position of Bunge's Brazilian subsidiaries. Reduction in margins due to changes in inventory value substantially offset these gains.

Other

Other income (expense) - net increased compared to the third quarter of 2004 primarily due to higher earnings from Bunge's German biodiesel joint venture and gains on sales of assets in South America.

Income Taxes

Bunge's income tax benefit for the third quarter of 2005 reflects a $38 million reduction in deferred tax asset valuation allowances stemming from a legal restructuring initiated with the buyout of minority interests in 2004. Excluding this item, the effective tax rate for the third quarter of 2005 was 11% compared to 30% in the same period in 2004 and 32% for fiscal 2004. Also excluding this item, Bunge's effective tax rate for the nine months ended September 30, 2005 was 22%. The decline in the tax rate was primarily attributable to a reduction in earnings in higher tax jurisdictions.

Minority Interest

Minority share of net income decreased when compared to 2004 due to lower earnings from Bunge's less than wholly owned subsidiaries and the acquisition in the third and fourth quarters of 2004 of the remaining 17% minority interest in Bunge Brasil S.A. Bunge now owns 100% of Bunge Brasil.

Cash Flow and Net Financial Debt(3)

Net financial debt at September 30, 2005, increased $468 million from December 31, 2004, primarily due to lower cash balances, higher levels of inventory in South America resulting from slower farmer purchases of fertilizer, the seasonal purchase of agricultural commodity inventories and higher receivables.

Cash flow used by operations was $50 million for the nine months ended September 30, 2005, compared to $940 million provided by operations in the nine months ended September 30, 2004. Cash flow from operations declined from last year's extraordinarily high levels primarily due to higher working capital needs.

  o Outlook

Bill Wells, Chief Financial Officer, stated, "2005 has been a challenging year, particularly for our Brazilian agribusiness and fertilizer operations. Nevertheless, market fundamentals point toward improved operating conditions in 2006.

"Agribusiness activity has shifted to the Northern Hemisphere, where solid demand, large recent harvests and high biodiesel margins are positive for results. In the edible oil sector lower new-crop seed prices and strong vegetable oil demand should gradually help margins. We expect raw material costs for our bottled oil business in Russia to decline substantially when our new plant in Voronezh comes online in late 2006.

"The fourth quarter is still an important period for fertilizer sales. In September, ANDA, the Brazilian fertilizer association, estimated industry retail volumes would drop by 12% for the year. We expect Bunge's total fertilizer volumes to be better than the industry. Margins will remain pressured until inventory purchased at weaker real exchange rates is sold. We believe that most of this inventory should be sold by year end.

----------
(3) Net financial debt is a non-GAAP financial measure and is not intended to replace total debt. A definition of net financial debt and the information required by Regulation G under the Securities Exchange Act of 1934, including a reconciliation of net financial debt to total debt, the most directly comparable GAAP measure, is included in the tables attached to this press release.

"Our 2005 guidance is as follows:

         o Depreciation, Depletion and Amortization: $265 million to $275 million

         o Capital Expenditures: $440 million to $460 million

             o $150 million to $170 million maintenance, safety and
               environmental capital expenditures

         o Effective Tax Rate: 10% to 14%

         o Joint Venture Earnings: $30 million to $35 million


"Assuming stable currencies in South America and Europe and normal 2005/2006 North American and European crops, our revised 2005 net income guidance is $475 million to $495 million, representing $3.97 to $4.13 per share. This fully diluted per share guidance is based on an estimated weighted average of 121 million shares outstanding and includes the weighted average common shares issuable upon the conversion of Bunge Limited Finance Corp's 3 3/4% convertible notes due 2022, which we intend to redeem on November 22, 2005."

Conference Call and Webcast Information

Bunge Limited's management will host a conference call at 10:00 a.m. EDT on October 27, 2005 to discuss the company's third quarter results.

To listen to the conference call, please dial 800-819-9193. If you are located outside of the United States, dial 913-981-4911. Please dial in five to 10 minutes before the scheduled start time. When prompted, enter passcode number 7968483. The conference call will also be available live on the company's Web site at http://www.Bunge.com.

To access the webcast, click the "News and Information" link on the Bunge homepage then select "Webcasts and Upcoming Events." Click the link for the "Q3 2005 Bunge Limited Conference Call," and follow the prompts to join the call. Please go to the Web site at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot listen to the live broadcast, a replay of the call will be available beginning at 1:00 p.m. EDT on October 27, 2005 and continuing through 1:00 p.m. EST November 27, 2005. To listen to the replay, please dial 888-203-1112, or, if located outside of the United States, dial 719-457-0820. When prompted, enter passcode number 7968483. A rebroadcast of the conference call will also be available on the company's Web site beginning at 1:00 p.m. EDT on October 27, 2005 and continuing through 12:00 p.m. EST on November 27, 2005. To locate the rebroadcast on the Web site, click the "News and Information" link on the Bunge homepage then select "Audio Archives" from the left-hand menu. Select the link for the "Q3 2005 Bunge Limited Conference Call." Follow the prompts to access the replay.

About Bunge Limited

Bunge Limited (http://www.Bunge.com) is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain. Founded in 1818 and headquartered in White Plains, New York, Bunge has 25,000 employees and locations in 32 countries. Bunge is the world's leading oilseed processor, the largest producer and supplier of fertilizers to farmers in South America and the world's leading seller of bottled vegetable oils to consumers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

                        Additional Financial Information

The following table provides a summary of certain gains and charges that may be of interest to investors. The table includes a description of these items and their effect on total segment operating profit, income from operations before income tax and minority interest, net income and earnings per share for the quarter and year ended September 30, 2005 and 2004.

------------------------------------- --------------------- --------------------- --------------------- -----------------------
                                                                Income From
                                                             Operations Before
                                         Total Segment         Income Tax and                             Earnings Per Share
(In millions, except per share data)    Operating Profit     Minority Interest         Net Income            Diluted (1)
------------------------------------    ----------------     -----------------         ----------            -----------
Quarter Ended Sept 30:                  2005       2004       2005       2004       2005       2004        2005        2004
                                        ----       ----       ----       ----       ----       ----        ----        ----
    Impairment charges (2)               $ -        $(3)       $-         $(3)       $-         $(2)     $     -       $(0.02)
    Gain on sale of assets                 -         -          7          -          5          -          0.04          -
    Reversal of income tax
      valuation allowances                 -         -          -          -         38          -          0.31          -
                                      ---------- ---------- ---------- ---------- ---------- ---------- ------------ ----------
         Total                            $-        $(3)       $7         $(3)      $43         $(2)       $0.35       $(0.02)
                                      ========== ========== ========== ========== ========== ========== ============ ==========

------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ------------ ----------


------------------------------------- --------------------- --------------------- --------------------- -----------------------
                                                                Income From
                                                             Operations Before
                                         Total Segment         Income Tax and                             Earnings Per Share
(In millions, except per share data)    Operating Profit     Minority Interest         Net Income            Diluted (1)
------------------------------------    ----------------     -----------------         ----------            -----------
Nine Months Ended Sept 30:              2005       2004       2005       2004       2005       2004        2005        2004
                                        ----       ----       ----       ----       ----       ----        ----        ----
    Reversal of recoverable
     tax valuation allowance             $27        $-        $27         $-       $19          $-        $0.16         $-
    Value-added tax credits               28         -         28          -        17           -         0.14          -
    Reversal of a transactional tax
     provision                            14         -         14          -        10           -         0.08          -
    Impairment charges (2)                 -        (3)         -         (3)        -          (2)           -      (0.02)
    Gain on exchange of
     Brazilian retail flour business       -         -          -          5         -           3            -       0.03
    Gain on sale of assets                 -         -          7          -         5           -          0.04
    Reversal of income tax
     valuation allowances                  -         -          -          -        38           -          0.31         -
                                      ---------- ---------- ---------- ---------- ---------- ---------- ------------ ----------
         Total                           $69       $(3)       $76         $2        $89         $1         $0.73      $0.01
                                      ========== ========== ========== ========== ========== ========== ============ ==========

------------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ------------ ----------

(1)  See Note 1 of Notes to the Consolidated Statements of Income.
(2)  Impairment charges relate to the North American packaged oil operation.

CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data and percentages)
(Unaudited)

                                                            Quarter Ended                         Nine Months Ended
                                                            September 30,                           September 30,
                                                     ----------------------------  Percent   ----------------------------  Percent
                                                         2005           2004       Change        2005           2004       Change
                                                     -------------------------------------------------------------------------------
Net sales                                                $6,226         $6,560        (5)%      $17,549        $18,956        (7)%
Cost of goods sold                                       (5,819)        (6,007)       (3)%      (16,330)       (17,542)       (7)%
                                                     -------------  -------------            -------------  -------------

Gross profit                                                407            553       (26)%        1,219          1,414       (14)%
Selling, general and administrative expenses               (230)          (231)         -%         (669)          (601)        11%
Interest income                                              29             34       (15)%           78             74          5%
Interest expense                                            (41)           (40)         3%         (130)          (123)         6%
Interest expense on readily marketable inventories          (15)           (12)        25%          (33)           (43)      (23)%
Foreign exchange gains (losses)                               3             24                       10            (56)
Other income (expense)-net                                   21              9                       43             19
                                                     -------------  -------------            -------------  -------------

Income from operations before income tax and
   minority interest                                        174            337       (48)%          518            684       (24)%

Income tax benefit (expense)                                 18           (100)                     (78)          (216)      (64)%
                                                     -------------  -------------            -------------  -------------


Income from operations before minority interest             192            237       (19)%          440            468        (6)%
Minority interest                                           (22)           (55)      (60)%          (59)          (104)      (43)%
                                                     -------------  -------------            -------------  -------------


Net income                                              $   170       $    182        (7)%     $    381      $     364          5%
                                                     =============  =============            =============  =============

Earnings per common share - basic (Note 1):

Net income per share - basic                           $   1.53       $   1.65        (7)%     $   3.43      $    3.48        (1)%
                                                     =============  =============            =============  =============

Earnings per common share - diluted (Note 1):

Net income per share - diluted                         $   1.41       $   1.53        (8)%     $   3.18      $    3.22        (1)%
                                                     =============  =============------------=============  =============-----------

NOTES TO CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

Note 1: Earnings per share are calculated on the basis of the following number of common shares outstanding:

                                                           Quarter Ended                    Nine Months Ended
                                                           September 30,                      September 30,
                                                  ---------------------------------  ---------------------------------
                                                            2005              2004             2005              2004
                                                  ---------------  ----------------  ---------------  ---------------
         (In millions, except share data)
         --------------------------------
         Net income - basic                                 $170              $182             $381              $364

         Interest on convertible notes, net of                 1                 1                3                 3
         tax
                                                  ---------------  ----------------  ---------------  ----------------
         Net income - diluted                               $171              $183             $384              $367
                                                  ===============  ================  ===============  ================

         Weighted average number of common
         shares outstanding:
           Basic                                     111,361,292       110,080,027      111,035,635       104,530,750
           Effect of dilutive shares:
           -Stock options and awards                   1,965,265         1,766,461        2,091,717         1,765,720
           -Convertible notes                          7,656,031         7,778,425        7,735,701         7,778,425
                                                  ---------------  ----------------  ---------------  ----------------
           Diluted                                   120,982,588       119,624,913      120,863,053       114,074,895
                                                  ===============  ================  ===============  ================

         Net income - per share:
           -Basic                                          $1.53             $1.65            $3.43             $3.48
                                                  ===============  ================  ===============  ================
           -Diluted                                        $1.41             $1.53            $3.18             $3.22
                                                  ===============  ================  ===============  ================

         The calculation of diluted earnings per common share for the quarter and nine months ended September 30, 2005 and 2004 includes the weighted average common shares that are issuable upon conversion of Bunge's 3.75% convertible notes due 2022, which Bunge intends to redeem on November 22, 2005.











CONSOLIDATED SEGMENT INFORMATION
(In millions, except volumes and percentages)
(Unaudited) (Note 1)

Set forth below is a summary of certain items in our consolidated statements of income and volumes by reportable segment.

                                                          Quarter Ended                       Nine Months Ended
                                                          September 30,                         September 30,
                                                          -------------         Percent         -------------         Percent
                                                        2005         2004       Change       2005          2004       Change
                                                     ------------ ------------ ---------- ------------ ------------- ----------
Volumes (in thousands of metric tons):
Agribusiness                                              23,744       22,770         4%       74,644        67,742        10%
Fertilizer                                                 4,125        3,888         6%        7,781         8,282       (6)%
Edible oil products                                        1,303        1,246         5%        3,612         3,462         4%
Milling products                                             966        1,043       (7)%        2,895         3,043       (5)%
                                                      ----------- ------------            ------------ -------------
           Total                                          30,138       28,947         4%       88,932        82,529         8%
                                                      =========== ============            ============ =============

Net sales:
Agribusiness                                              $4,204       $4,531       (7)%      $12,760       $13,714       (7)%
Fertilizer                                                   946          861        10%        1,780         1,751         2%
Edible oil products                                          853          958      (11)%        2,378         2,885      (18)%
Milling products                                             223          210         6%          631           606         4%
                                                      ----------- ------------            ------------ -------------
           Total                                          $6,226       $6,560       (5)%      $17,549       $18,956       (7)%
                                                      =========== ============            ============ =============

Cost of goods sold:
Agribusiness                                            $(3,998)     $(4,273)       (6)%    $(12,093)     $(12,946)       (7)%
Fertilizer                                                 (839)        (645)        30%      (1,506)       (1,334)        13%
Edible oil products                                        (791)        (902)      (12)%      (2,194)       (2,720)      (19)%
Milling products                                           (191)        (187)         2%        (537)         (542)       (1)%
                                                      ----------- ------------            ------------ -------------
           Total                                        $(5,819)     $(6,007)       (3)%    $(16,330)     $(17,542)       (7)%
                                                      =========== ============            ============ =============

Gross profit:
Agribusiness                                                $206         $258      (20)%         $667          $768      (13)%
Fertilizer                                                   107          216      (50)%          274           417      (34)%
Edible oil products                                           62           56        11%          184           165        12%
Milling products                                              32           23        39%           94            64        47%
                                                      ----------- ------------            ------------ -------------
           Total                                            $407         $553      (26)%       $1,219        $1,414      (14)%
                                                      =========== ============            ============ =============

Selling, general and administrative expenses:
Agribusiness                                              $(109)       $(129)      (16)%       $(327)        $(334)       (2)%
Fertilizer                                                  (52)         (55)       (6)%        (157)         (124)        27%
Edible oil products                                         (54)         (37)        46%        (146)         (111)        32%
Milling products                                            (15)         (10)        50%         (39)          (32)        22%
                                                      ----------- ------------            ------------ -------------
           Total                                          $(230)       $(231)         -%       $(669)        $(601)        11%
                                                      =========== ============            ============ =============

Foreign exchange gain (loss):
Agribusiness                                                $10          $26                     $36          $(24)
Fertilizer                                                   (4)          (4)                    (20)          (28)
Edible oil products                                            -            -                       -             -
Milling products                                               -            -                     (1)             -
                                                      ----------- ------------            ------------ -------------
           Total                                              $6          $22                    $15          $(52)
                                                      =========== ============            ============ =============

Interest income:
Agribusiness                                                  $7          $13      (46)%          $20           $18        11%
Fertilizer                                                    15           12        25%           38            32        19%
Edible oil products                                            1            -       100%            2             6      (67)%
Milling products                                               -            -         -%            1             3      (67)%
                                                      ----------- ------------            ------------ -------------
           Total                                             $23          $25       (8)%          $61           $59         3%
                                                      =========== ============            ============ =============



Interest expense:
Agribusiness                                               $(42)        $(27)        56%       $(104)         $(87)        20%
Fertilizer                                                   (6)         (14)      (57)%         (29)          (34)      (15)%
Edible oil products                                          (6)         (11)      (45)%         (22)          (25)      (12)%
Milling products                                             (1)          (4)      (75)%          (4)           (7)      (43)%
                                                      ----------- ------------            ------------ -------------


                                       10

                                                          Quarter Ended                       Nine Months Ended
                                                          September 30,                         September 30,
                                                          -------------         Percent         -------------         Percent
                                                        2005         2004       Change       2005          2004       Change
                                                     ------------ ------------            ------------ -------------
           Total                                           $(55)        $(56)       (2)%       $(159)        $(153)         4%
                                                      =========== ============            ============ =============
-------------------------------------------------------------------------------------------------------------------------------
Segment operating profit:
Agribusiness                                                 $72         $141      (49)%         $292          $341      (14)%
Fertilizer                                                    60          155      (61)%          106           263      (60)%
Edible oil products                                            3            8      (63)%           18            35      (49)%
Milling products                                              16            9        78%           51            28        82%
                                                      ----------- ------------            ------------ -------------
           Total (Note 2)                                   $151         $313      (52)%         $467          $667      (30)%
                                                      =========== ============            ============ =============

-------------------------------------------------------------------------------------------------------------------------------

Income from operations before income tax and
  minority interest:
  Segment operating profit                                  $151         $313                    $467          $667
  Unallocated income (expense)  - net (Note 3)                23           24                      51            17
                                                      ----------- ------------            ------------ -------------
Income from operations before income tax and
  minority interest                                         $174         $337                    $518          $684
                                                      =========== ============            ============ =============

Depreciation, depletion and amortization:
Agribusiness                                                 $27          $22        23%          $80           $63        27%
Fertilizer                                                    27           17        59%           76            51        49%
Edible oil products                                           12           11         9%           35            31        13%
Milling products                                               4            3        33%           10             9        11%
                                                      ----------- ------------            ------------ -------------
           Total                                             $70          $53        32%         $201          $154        31%
                                                      =========== ============ ---------- ============ ============= ----------

NOTES TO THE CONSOLIDATED SEGMENT INFORMATION
(Unaudited)


Note 1: In the first quarter of 2005, Bunge reclassified certain agribusiness product lines from the edible oil segment to the agribusiness segment. As a result, amounts for the quarter and nine months ended September 30, 2004 have been reclassified to conform to the quarter and nine months ended September 30, 2005 presentation.

Note 2: Total segment operating profit is the consolidated segment operating profit of all of Bunge's operating segments. Total segment operating profit is a non-GAAP measure and is not intended to replace income from operations before income tax and minority interest, the most directly comparable GAAP measure. The information required by Regulation G under the Securities Exchange Act of 1934, including the reconciliation to income from operations before income tax and minority interest, is included under the caption "Reconciliation of Non-GAAP Measures".

Note 3: Includes interest income, interest expense and foreign exchange gains and losses and other income and expenses not directly attributable to Bunge's operating segments.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

                                                             September 30,       December 31,        September 30,
                                                                  2005               2004                2004
                                                            -----------------  ------------------  ------------------
                          ASSETS
Current assets:
     Cash and cash equivalents                                          $326                $432                $610
     Trade accounts receivable                                         2,081               1,928               1,936
     Inventories                                                       3,049               2,636               2,775
     Deferred income taxes                                               148                  95                 111
     Other current assets                                              1,715               1,577               1,609
                                                            -----------------  ------------------  ------------------
Total current assets                                                   7,319               6,668               7,041
Property, plant and equipment, net                                     2,952               2,536               2,138
Goodwill                                                                 194                 167                 248
Other intangible assets, net                                             184                 156                 110
Investments in affiliates                                                583                 564                 566
Deferred income taxes                                                    359                 273                 262
Other non-current assets                                                 612                 543                 443
                                                            -----------------  ------------------  ------------------
Total assets                                                         $12,203             $10,907             $10,808
                                                            =================  ==================  ==================

           LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short-term debt                                                    $552                $541                $150
     Current portion of long-term debt                                   213                 140                 122
     Trade accounts payable                                            2,027               1,898               2,262
     Deferred income taxes                                               100                  38                  33
     Other current liabilities                                         1,260               1,285               1,446
                                                            -----------------  ------------------  ------------------
Total current liabilities                                              4,152               3,902               4,013
Long-term debt                                                         2,875               2,600               2,634
Deferred income taxes                                                    233                 232                 200
Other non-current liabilities                                            594                 518                 453
Minority interest in subsidiaries                                        331                 280                 408
Shareholders' equity                                                   4,018               3,375               3,100
                                                            -----------------  ------------------  ------------------
Total liabilities and shareholders' equity                           $12,203             $10,907             $10,808
                                                            =================  ==================  ==================

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

                                                                   Nine Months Ended
                                                                     September 30,
                                                              ----------------------------
                                                                  2005           2004
                                                              -------------  -------------
OPERATING ACTIVITIES
Net income                                                           $381           $364
Adjustments to reconcile net income to cash (used for)
  provided by operating activities:
     Foreign exchange (gains) losses on debt                         (177)             8
     Bad debt expense                                                  24             30
     Depreciation, depletion and amortization                         201            154
     (Decrease) increase in the allowance for recoverable
      taxes                                                           (27)             1
     Deferred income taxes                                            (80)           (49)
     Minority interest                                                 59            104
Changes in operating assets and liabilities, excluding the
    effects of acquisitions:
    Trade accounts receivable                                         (99)          (444)
    Inventories                                                      (216)            44
    Prepaid commodity purchase contracts                              (60)           221
    Advances to suppliers                                             148           (303)
    Trade accounts payable                                            (68)           622
    Other - net                                                      (136)           188
                                                              -------------  -------------
Cash (used for) provide by operating activities                      (50)            940

INVESTING ACTIVITIES
Payments made for capital expenditures                               (342)          (208)
Acquisitions of businesses and other intangible assets                (29)          (329)
Investments in affiliates                                              (2)           (23)
Related party loans (repayments)                                       13            (46)
Proceeds from disposal of long-lived assets                            10             11
                                                              -------------  -------------
Cash used for investing activities                                   (350)          (595)

FINANCING ACTIVITIES
Net change in short-term debt                                          11
                                                                                    (735)
Proceeds from long-term debt                                        1,195            856
Repayments of long-term debt                                         (845)          (635)
Proceeds from sale of common shares                                    12            339
Dividends paid to shareholders                                        (46)           (36)
Dividends paid to minority interest                                   (44)           (36)
                                                              -------------  -------------
Cash provided by (used for) financing activities                      283           (247)
Effect of exchange rate changes on cash and cash
  equivalents                                                          11             23
                                                              -------------  -------------

Net (decrease) increase in cash and cash equivalents                 (106)           121
Cash and cash equivalents, beginning of period                        432            489
                                                              -------------  -------------
Cash and cash equivalents, end of period                             $326           $610
                                                              =============  =============

Reconciliation of Non-GAAP Measures

This earnings release contains total segment operating profit, net financial debt and net financial debt less readily marketable inventories, which are "non-GAAP financial measures" as this term is defined in Regulation G of the Securities Exchange Act of 1934. In accordance with Regulation G, Bunge has reconciled these non-GAAP financial measures to the most directly comparable U.S. GAAP measures.

Total Segment Operating Profit

Total segment operating profit, which is the consolidated segment operating profit of all of Bunge's operating segments, is Bunge's consolidated income from operations before income tax and minority interest that includes an allocated portion of the foreign exchange gains and losses relating to debt financing operating working capital, including readily marketable inventories. Also included in total segment operating profit is an allocation of interest income and interest expense attributable to the financing of operating working capital.

Total segment operating profit is a non-GAAP financial measure and is not intended to replace income from operations before income tax and minority interest, the most directly comparable GAAP financial measure. Total segment operating profit is a key performance measurement used by Bunge's management to evaluate whether operating activities cover the financing costs of its business. Bunge believes total segment operating profit is a more complete measure of its operating profitability, since it allocates foreign exchange gains and losses and the cost of debt financing working capital to the appropriate operating segments. Additionally, Bunge believes total segment operating profit assists investors by allowing them to evaluate changes in the operating results of its portfolio of businesses before non-operating factors that affect net income. Total segment operating profit is not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to income from operations before income tax and minority interest or any other measure of consolidated operating results under U.S. GAAP.

Below is a reconciliation of income from operations before income tax and minority interest to total segment operating profit:

                                                                Quarter Ended                Nine Months
                                                                September 30,            Ended September 30,
                                                            -----------------------    -------------------------
     (In millions)                                            2005          2004          2005          2004
                                                            ----------    ---------    -----------    ----------
     Income from operations before income tax and
        minority interest                                       $174         $337         $518            $684
     Minus: Unallocated (income) expenses - net (1)              (23)         (24)         (51)            (17)
                                                            ----------    ---------    -----------    ----------
     Total segment operating profit                             $151         $313         $467            $667
                                                            ==========    =========    ===========    ==========

     __________
     (1) Includes interest income, interest expense and foreign exchange gains and losses and other income and expenses not directly attributable to Bunge's operating segments.

Net Financial Debt

Net financial debt is the sum of short-term debt, current maturities of long-term debt and long-term debt, less cash and cash equivalents and marketable securities. Net financial debt is presented because management believes it represents a meaningful measure of Bunge's leverage capacity and solvency. Net financial debt is not a measure of solvency under U.S. GAAP and should not be considered as an alternative to total debt as a measure of solvency.

Net financial debt less readily marketable inventories (RMI), or net financial debt less RMI, is the sum of short-term debt, current maturities of long-term debt and long-term debt, less cash and cash equivalents, marketable securities and readily marketable inventories. Net financial debt less RMI is presented because management believes it represents a more complete picture of Bunge's leverage capacity and solvency since it adjusts for readily marketable inventories. Readily marketable inventories are agricultural inventories that are readily convertible to cash because of their commodity characteristics, widely available markets and international pricing mechanisms. Net financial debt less RMI is not a measure of leverage capacity and solvency under U.S. GAAP and should not be considered as an alternative to total debt as a measure of solvency.

Below is a reconciliation of total long-term and short-term debt to net financial debt and to net financial debt less readily marketable inventories:

                                                       September 30,        December 31,         September 30,
     (In millions)                                        2005                  2004                  2004
     -------------                                   ---------------      -----------------      ---------------
     Short-term debt                                           $552                   $541                 $150
     Long-term debt, including current portion                3,088                  2,740                2,756
                                                     ---------------      -----------------      ---------------
     Total debt                                               3,640                  3,281                2,906
     Less:
       Cash and cash equivalents                                326                    432                  610
       Marketable securities                                     11                     14                   11
                                                     ---------------      -----------------      ---------------
     Net financial debt                                       3,303                  2,835                2,285
     Less: Readily marketable inventories                     1,690                  1,264                1,503
                                                     ---------------      -----------------      ---------------
     Net financial debt less readily marketable
        inventories                                          $1,613                 $1,571                 $782
                                                     ===============      =================      ===============